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                                                                     Exhibit 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                 INFOSPACE, INC.

     InfoSpace, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

     1. The original Certificate of Incorporation was filed with the Secretary of State on April 9, 1996, under the name of InfoSpace, Inc.

     2. The following Amended and Restated Certificate of Incorporation was duly proposed by the corporation's Board of Directors and duly adopted pursuant to the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     3. The following Amended and Restated Certificate of Incorporation was duly adopted by the holders of a majority of shares entitled to vote thereon pursuant to the applicable provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                                 ARTICLE 1. NAME

     The name of the corporation is InfoSpace, Inc.

                     ARTICLE 2. REGISTERED OFFICE AND AGENT

     The address of the registered office of the corporation is 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19805, and the name of its registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3. PURPOSES

     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                ARTICLE 4. SHARES

     The total authorized stock of the Corporation shall consist of 900,000,000 shares of Common Stock having a par value of $.0001 per share and 15,000,000 share of Preferred Stock having a par value of $.0001 per share. Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are permitted by Delaware General Corporation Law in respect of any class or classes of stock or any series of any class of stock of the Corporation. The Corporation shall from time to time in accordance with the laws of the State of Delaware increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit the conversion of the Preferred Stock.

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                        ARTICLE 5. ELECTION OF DIRECTORS

     The Board shall be composed of not less than 5 nor more than 9 Directors, the specific number to be set by resolution of the Board, provided that the Board may be less than 5 until vacancies are filled. No decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director.

     Prior to the 1999 annual election of Directors, unless a Director earlier dies, resigns or is removed, his or her term of office shall expire at the next annual meeting of stockholders. At the 1999 annual election of Directors, the Board of Directors shall be divided into three classes, with said classes to be as equal in number as may be possible. At the first election of Directors to such classified Board of Directors, each Class I Director shall be elected to serve until the next ensuing annual meeting of stockholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of stockholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of stockholders. At each annual meeting of stockholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of stockholders. Notwithstanding any of the foregoing provisions of this subsection 3.2, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office or until there is a decrease in the number of Directors. Directors need not be stockholders of the corporation or residents of the State of Delaware and need not meet any other qualifications.

                                ARTICLE 6. BYLAWS

     The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the corporation; provided, however, the Board of Directors may not repeal or amend any bylaw that the stockholders have expressly provided may not be amended or repealed by the Board of Directors. The stockholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation.

                          ARTICLE 7. PREEMPTIVE RIGHTS

     Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of the corporation.

                          ARTICLE 8. CUMULATIVE VOTING

     The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of the corporation.

                     ARTICLE 9. AMENDMENTS TO CERTIFICATE OF
                                  INCORPORATION

     The corporation reserves the right to amend or repeal, by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, any of the provisions contained in this Certificate of Incorporation. The rights of the stockholders of the corporation are granted subject to this reservation.

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                  ARTICLE 10. LIMITATION OF DIRECTOR LIABILITY

     To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this
Article 10 shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  ARTICLE 11. ACTION BY STOCKHOLDERS WITHOUT A
                                     MEETING

     Only action properly brought before the stockholders by or at the direction of the Board of Directors may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of outstanding shares of capital stock entitled to be voted with respect to the subject matter thereof having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                     ARTICLE 12. SPECIAL VOTING REQUIREMENTS

     In addition to any affirmative vote required by law, this Certificate of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 12.

     12.1 Definitions.

     For the purposes of this Article 12:

     (a) "Business Combination" means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of the corporation's assets otherwise than in the usual and regular course of business, or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

     (b) "Subsidiary" means a domestic or foreign corporation that has a majority of its outstanding voting shares owned, directly or indirectly, by this corporation.

     12.2 Vote Required for Business Combinations.

     12.2.1 Except as provided in subsection 12.2.2 of this Article 12, the affirmative vote of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of

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Common or Preferred Stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class, shall be required for the adoption or authorization of a Business Combination.

     12.2.2 Notwithstanding subsection 12.2.1 of this Article 12, if a Business Combination shall have been approved by at least two-thirds of the Board of Directors, and is otherwise required by law to be approved by this corporation's stockholders, such Business Combination shall require the affirmative vote of not less than fifty-one percent (51%) of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred Stock, not less than fifty-one percent (51%) of the outstanding shares of such series, voting as a class; provided, however, that if a Business Combination approved by at least two-thirds of the Board of Directors is not otherwise required by law to be approved by this corporation's stockholders, then no vote of the stockholders of this corporation shall be required.

                  ARTICLE 13. SPECIAL MEETINGS OF STOCKHOLDERS

     The Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors may call special meetings of the stockholders for any purpose. A special meeting of the stockholders shall be held if the holders of not less than thirty percent (30%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary one or more written demands for such meeting, describing the purpose or purposes for which it is to be held.

     IN WITNESS WHEREOF, the corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer this 12th day of February, 2003.

                                  INFOSPACE, INC.



                                  By:  /s/ John M. Hall
                                  John M. Hall, Senior Vice President, General
                                      Counsel, and Secretary